Exhibit 26(h)(xxiii)
Amendment to Participation Agreement

AMENDMENT NO. 6

AMENDMENT NO. 6, effective June 2, 2016, to the Participation Agreement (the "Agreement") by and among TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be revised from time to time (the "Account"), PROFUNDS, ACCESS ONE TRUST (each of ProFunds or the Access One Trust referred to as the "Fund"), and PROFUND ADVISORS LLC (the "Adviser").

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.  Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 2, 2016

PROFUNDS	PROFUND ADVISORS LLC

By: /s/ Todd B. Johnson	By: /s/ Michael L. Sapir
Name: Todd B. Johnson	Name: Michael L. Sapir
Title: President Date: June 2, 2016	Title: Chief Executive Officer Date: June 2, 2016

ACCESS ONE TRUST	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/ Todd B. Johnson	By: /s/ John Mallett
Name: Todd B. Johnson	Name: John Mallett
Title: President Date: June 2, 2016	Title: Vice President Date: July 24, 2016

SCHEDULE A
Revised June 2, 2016

ACCOUNTS
TFLIC Series Life Account

CONTRACTS
TFLIC Freedom Elite Builder II
TFLIC Freedom Elite Builder
TFLIC Freedom Wealth Protector
TFLIC Financial Freedom Builder

PORTFOLIOS
Access VP High Yield Fund
ProFund VP Asia 30
ProFund VP Basic Materials
ProFund VP Bull
ProFund VP Consumer Services
ProFund VP Emerging Markets
ProFund VP Europe 30
ProFund VP Falling U.S. Dollar
ProFund VP Financials
ProFund VP Government Money Market
ProFund VP International
ProFund VP Japan
ProFund VP Mid-Cap
ProFund VP NASDAQ-100
ProFund VP Oil & Gas
ProFund VP Pharmaceuticals
ProFund VP Precious Metals
ProFund VP Short Emerging Markets
ProFund VP Short International
ProFund VP Short NASDAQ-100
ProFund VP Short Small-Cap
ProFund VP Small-Cap
ProFund VP Small-Cap Value
ProFund VP Telecommunications
ProFund VP UltraSmall-Cap
ProFund VP U.S. Government Plus
ProFund VP Utilities
ProFund VP UltraNASDAQ-100